    LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Loan Agreement” or this “Agreement”) is made and entered into as of the 9th day of March, 2023, by and between CENTENNIAL BANK (“Lender” or “Secured Party”), and RCI HOLDINGS, INC., a Texas corporation (“Borrower” or “Debtor”).

    W I T N E S S E T H:

WHEREAS, Borrower is simultaneously herewith executing that certain Revolving Promissory Note in the principal amount of Ten Million Dollars ($10,000,000.00) dated as of even date herewith in favor of Lender (the “Note”; the loan in the amount of $10,000,000.00 evidenced thereby hereinafter referred to as the “Loan”); and

WHEREAS, Borrower is also simultaneously herewith executing and/or delivering to Lender certain Security Agreements, UCC-1 Financing Statements and other associated loan documentation executed and delivered in connection therewith in favor of Lender (all of the above documentation hereinafter collectively referred to as the “Loan Documents”); and

WHEREAS, the Loan shall be secured by and among other documents and items, including, without limitation, the Loan Documents set forth above, creating a blanket lien on all assets of Borrower and the Corporate Guarantor (as defined below) (collectively, the “Collateral”); and
WHEREAS, the purpose of the Loan initially is to provide financing in connection with Borrower’s purchase of five (5) night clubs in the Dallas/Fort Worth and Houston areas (the “Clubs”) and thereafter, subject to meeting the conditions to activate the revolving advances as provided herein, for purposes of temporary working capital requirements, equipment purchases, future acquisition and development projects, other capital expenditures and financing the continued growth of Borrower’s operations; and

WHEREAS, Borrower and Lender have agreed to enter into the Loan, subject to the terms and provisions set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the respective receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

Article 1
RECITALS AND DEFINITIONS

1.1    Recitals. The foregoing recitals are acknowledged by the parties to be true and correct, and are incorporated herein by reference.

1.2    Definitions. As used in this Agreement, the terms listed below shall have the following meanings:

a.    "Advance": A disbursement by the Lender of the Loan proceeds for the purposes set forth herein.

b.    "Agreement" or "Loan Agreement": This Loan Agreement.
c.    "Business Days": Days upon which the Lender is open for normal business.

d.    "Closing": The time of the execution and delivery of this Agreement by Borrower and Lender.

e.    "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable Department of Treasury regulations thereunder.

f.    "Collateral": As defined in the Security Agreement, all right, title and interest of Borrower and the Corporate Guarantor in accounts, inventory, receivables, fixtures, furniture and equipment and other personal property described in the Security Agreement and securing Borrower’s obligations under the Loan.

g.    "Corporate Guarantor": RCI HOSPITALITY HOLDINGS, INC., a Texas corporation

h.    "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.

i.    "Event of Default": The occurrence of any one or more of the Events of Default described in Article 9 hereof.

j.    "Financing Statements": Financing Statements from Borrower and the Corporate Guarantor to Lender to perfect Lender's security interest in the property described in the Security Agreement.

k.    "Generally Accepted Accounting Principles" or "GAAP": Those principles of accounting set forth in opinions of the Financial Accounting Standards Board of the American Institute of Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

l.    "Governmental Authority": Any federal, state, provincial, county, municipal or other governmental department, commission, board, bureau, court, agency, or any instrumentality of any other governmental entity.

m.    "Governmental Requirements": Any law, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered or issued applicable to the Loan or to the Borrower.

n.    "Guarantor" or "Guarantors": Eric Langan and RCI Hospitality Holdings, Inc., a Texas corporation, who shall jointly and severally guarantee repayment of the Loan and performance of Borrower hereunder and under the Loan Documents.

o.    "Guaranty": An Absolute Unconditional and Continuing Guaranty to be executed by each Guarantor guaranteeing (i) repayment of the Loan and all other indebtedness of Borrower to Lender and (ii) performance by Borrower of all of Borrower's obligations under the Note, this Agreement and the other Loan Documents.

p.    "Indebtedness": Collectively, all of the Borrower's presently existing or hereafter created or assumed obligations to the Lender, including, without limitation, obligations for borrowed money, notes payable and drafts accepted representing extensions of credit (whether or not representing obligations for borrowed money), obligations representing the Loan and any modifications or renewals thereof, obligations representing indebtedness to the Lender whether or not assumed, secured or unsecured, however and wherever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, joint or several or due or to become due, including without limitation, all such obligations, liabilities and all indebtedness and obligations now or hereafter owed by Borrower to Lender, its affiliates, successors and/or assigns.
q.    "Individual Guarantor": Eric Langan individually.
r.    "Initial Advance": The first Advance of the Loan proceeds.
s.    "Inventory": All of Borrower's inventory (within the meaning of the Uniform Commercial Code, as from time to time, in effect in the State of Texas), now or hereafter owned or acquired and wheresoever located, and all returns and refunds applicable thereto and the right to collect the same.
t.    "Leases": Leases for all locations where Borrower or the Corporate Guarantor leases property in connection with their business operations.

u.    "Loan Account". Borrower's account on the books of the Lender in which Advances will be recorded, as well as payments made on the Loan and other appropriate debits and credits as provided in this Agreement.

v.    "Loan Disbursement Account". The account maintained by Borrower with Lender into which Advances shall be deposited under the Loan.

w.    "Loan Documents": This Agreement, the Note, the Security Agreement, the Guaranty, the Subordination Agreement and all other associated loan documents executed in connection with the making of the Loan (and any modification, renewal or extension thereof).

x.    "Loan": As defined on the first page of this Agreement.

y.    "Maturity Date": as defined and set forth in the Note.

z.    "Note" or "Revolving Note": That Revolving Promissory Note executed by Borrower in favor of Lender of even date herewith in the principal amount of Ten Million Dollars ($10,000,000.00) evidencing the Loan.

aa.    "Person": As the case may be, any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization and government, or any department or agency of any government.

bb.    "Plan": Any pension plan which is governed by the terms and provisions of Title IV of ERISA and in respect of which the Borrower or a commonly controlled entity of the Borrower is an "Employer" (as defined in Section 407(d)(7) of ERISA).

cc.    "Receivables". All accounts, accounts receivable, general intangibles, contract rights and other obligations of any kind, whether now owned or hereafter acquired by Borrower and the Corporate Guarantor and all proceeds of the foregoing and all rights now or hereafter existing in and to all security agreements, leases and other contracts security or otherwise relating to any such accounts, contract rights, chattel paper instruments, general intangibles and obligations and all proceeds, profits, deposits, products and accessions of and to all of the foregoing.

dd.    "Reportable Event": Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.
ee.    "Security Agreement": A Security Agreement from Borrower to Lender securing the Note and all other obligations of Borrower to Lender, which is a valid first lien on all of Borrower's accounts, inventory, chattel paper, general intangibles, fixtures, furniture, instruments, equipment and personal property now owned or hereafter acquired by the Borrower and all proceeds of the foregoing.

ff.    "Solvent": That, at the time of determination, (i) the fair market value of the Borrower's assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; (ii) it is then able and expects to be able to pay its debts as they mature; and (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

gg.    "Subordination Agreement". A Subordination Agreement to be executed by Borrower and each Guarantor, whereby and whereunder, each Guarantor subordinates all notes and debt instruments due and owing from Borrower to each Guarantor (whether now in effect or hereafter created) to the lien and effect of the Loan, the Indebtedness and all security interests associated therewith.

1.3    Other Definitional Provisions. (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under GAAP as such would be applied to the business of the Borrower, except as the context shall clearly otherwise set forth; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement, unless the context shall otherwise require; (c) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms, to the extent not otherwise defined, shall have the respective meanings given them under, and shall be construed in accordance with, GAAP; (e) the words "hereby", "hereto", "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine and neuter as well; and (g) any reference in this Agreement to any of the parties hereto shall be deemed to include the heirs, personal representatives, successors, and assigns of such parties unless the context shall expressly provide otherwise.

Article 2
THE LOAN

2.1     Initial Advance and Adjustment to Revolving Loan. The proceeds of the Loan shall be used for the purposes set forth on the first page of this Agreement. Provided there does not exist an Event of Default, and no event, which with notice or lapse of time or both, would become an Event of Default, and subject to the terms and provisions of this Agreement, Lender will, under the Note, make the Initial Advance of $10,000,000.00 for the account of Borrower at the time of Closing to assist Borrower in the acquisition of the Clubs. No further advances shall be available under the Loan until such time as Borrower has repaid the principal balance of the Loan to less than the principal amount of $5,000,000.00. On the date that the principal balance of the Loan is reduced to less than $5,000,000.00 (the “Revolver Activation Date”), the Loan shall commence to revolve and Borrower may from time to time borrow, repay and re-borrow such amounts as may be required by Borrower provided, that: (i) each requested Advance shall be reviewed by the Lender to confirm the funds are utilized for transactions acceptable to Lender and for the purposes set forth above (i.e., to finance short-term working capital needs of the Borrower, future acquisitions, expansion of operations, etc.), (ii) Advances for hard assets such as equipment will not exceed 70% of the purchase price of such assets, and (iii) the principal balance of the Loan shall at no time exceed $5,000,000.00 after the Revolver Activation Date. In the event the amount outstanding at any time exceeds the permitted amount, said excess amount shall bear interest at the default rate set forth in the Revolving Note and shall be due and payable in full on DEMAND.

    2.2    Loan Term. The Loan shall be due and payable in full as of the Maturity Date as set forth in the Note, provided, however, that so long as the principal balance of the Loan has been reduced below $5,000,000.00 such that the Loan is revolving as of the Maturity Date, and provided further that there have been no Events of Defaults or any existing defaults under this Loan and the “Other Loans” (as defined below), then in such event, Lender, in its sole and absolute discretion, following its annual review of the Loan including its review of the Borrower’s and Guarantors current financial statements, may permit the Loan to renew for successive 12- month periods.

    2.3    Loan Fee and Non-Usage Fees. In connection with the Loan, the following fees shall apply:

(a)    Loan Fee. A loan fee in the amount of One Hundred Thousand Dollars ($100,000.00) shall be due and payable in connection with the Loan (the “Loan Fee”). The Loan Fee has been paid in conjunction with the execution of this Agreement.

(b)    Non-Usage Fee: On each anniversary date of the Note, Lender shall be entitled to collect a one-half of one percent (.5%) fee on (i) the amount by which the average outstanding balance of the Loan for the prior twelve (12) month period was less than $3,000,000.00, or (ii) the amount by which the total aggregate advances made by Lender to Borrower during such prior 12-month period totaled less than $3,000,000.00 (the “Non-Usage Fee”). The Non-Usage Fee shall be paid to the Lender on an annual basis, if applicable, and if required by Lender.

2.4     Loan Disbursement Account. All Advances hereunder shall be disbursed into the Loan Disbursement Account.

2.5     Loan Documents. Borrower's obligation to repay the Loan is evidenced by the Note delivered simultaneously herewith, which sets forth the method for payment, rates of interest, and such further terms as are therein set forth. The repayment of the Note and the Indebtedness is to be secured by the following documentation, which documents Borrower shall deliver, or cause to be delivered, to Lender simultaneously with the delivery of the Note and which documents must be received prior to any funding hereunder:

(a)     The Security Agreement, in form and substance satisfactory to Lender and Lender's counsel.

(b)     Financing statements filed in such public offices as Lender and Lender's counsel may deem necessary to perfect a security interest in any of the Collateral referred to in the Security Agreement.

(c)     The Guaranty, in form and substance satisfactory to Lender and Lender's Counsel, executed by the Guarantors.

(d)     The Subordination Agreement, executed by Borrower and each Guarantor.

(e)     Such policies of liability insurance, worker's compensation insurance, business interruption insurance and hazard insurance (with fire, extended coverage, vandalism and mischief protection) as the Lender may request, subject to standard loss-payee's and additional insured's endorsements, as applicable, in the Lender's favor, and providing at least thirty (30) days prior written notice of any cancellation, modification or non-renewal of the insurance coverage.

(f)     Incumbency Certificate and Resolutions of the shareholders and directors, as applicable, of Borrower and the Corporate Guarantor authorizing the Loan, the Guaranty, the Security Agreement and the execution of all Loan Documents related thereto.

(g)     Certificates of Good Standing evidencing that Borrower and the Corporate Guarantor are in good standing under the laws of the State of Texas and in each other state in which Borrower and each Corporate Guarantor are required to be qualified to conduct business.

(h)     Certified copies of the Articles of Incorporation and By-Laws of Borrower and the Corporate Guarantor.

(i)    Financial statements of the Borrower and each Guarantor, in form and substance acceptable to Lender.

(j)     Such other documentation as may be required by Lender or Lender's Counsel.

Article 3
MANNER OF MAKING LOAN ADVANCES

Following the satisfaction of the conditions to permit the Loan to revolve, each advance to Borrower under the Revolving Loan shall be made by the Lender upon written request of the Borrower (the “Advance Request”) stating the date on which the Advance is to be made (the “Borrowing Date”), the principal amount of the Advance requested, and the intended use of such Advance. Each Advance Request is to be delivered by no later than 11:00 a.m. on the day immediately preceding the Borrowing Date. Any notice delivered under this Article shall be irrevocable and bind the Borrower to consummate the Advance. Lender shall review each Advance Request to confirm it satisfies the conditions to Advances as set forth in Section 2.1 above.

Article 4
    INTEREST AND PAYMENTS

All interest under the Loan shall be computed on the basis of a year containing three hundred sixty (360) days for the actual number of days elapsed. Payments of interest and principal shall be due and payable to the Lender in accordance with the terms and provisions of the Note, and interest shall accrue at the rate of interest provided in the Note. Payments of principal, interest, fees or other amounts made by the Borrower shall be made to the Lender at the Lender's offices located at 2101 West Commercial Boulevard, Suite 5000, Fort Lauderdale, Florida 33309, for the account of Lender, in Dollars and in immediately available funds before 2:00 p.m. (Eastern time) on the date such payment is due. The Lender shall deem any payment made by or on behalf of the Borrower that is not made in immediately available funds and prior to 2:00 p.m. (Eastern time) to be a non-conforming payment, which shall not be deemed to be received by the Lender until the later of (a) the time such funds become available funds or (b) the next Business Day. Any non-conforming payment may constitute or become an Event of Default hereunder. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (a) the date such funds become available funds or (b) the next Business Day. All payments to be made by the Borrower on account of principal, interest and/or fees, shall be made without diminution, setoff, recoupment or counterclaim.

    Article 5
    CONDITIONS PRECEDENT TO FIRST ADVANCE AND ADDITIONAL ADVANCES

The obligations of Lender to make the Initial Advance and all additional Advances under the Revolving Loan are subject to the following conditions precedent:

(a)     Representations and Warranties. The representations, covenants and warranties made by Borrower in this Agreement shall be true and correct on and as of the date of such Advance.

(b)    No Default. There shall be no default, and no event which with notice or lapse of time or both would become such an Event of Default, under this Agreement or any other Loan Documents.

(c)    Delivery of Loan Documents. All of the Loan Documents shall have been duly executed and delivered to Lender, and the Financing Statements shall have been recorded in the appropriate public offices.

(d)    Delivery of Other Documents. Borrower shall have delivered, or caused to be delivered to Lender, the other documents required under Article 2 hereof, and shall have also delivered or caused to be delivered to Lender, the following:

(i)     All financial statements required by Lender.

(ii)     Such policies of liability insurance, flood insurance, worker's compensation insurance, business interruption insurance and hazard insurance (with fire, extended coverage, vandalism and mischief protection) as Lender may request subject to standard loss-payee's and additional insured's endorsements, as applicable, in the Lender's favor.

(iii)     Such other certification or documentation to be executed by Borrower as may be reasonably required by Lender or Lender's counsel pertaining to the closing of the Initial Advance and all subsequent Advances of the proceeds hereunder, it being understood that all such items shall be promptly delivered prior to Lender's obligation to making further Advances hereunder.

Article 6
    USE OF LOAN PROCEEDS; MARGIN STOCK

The proceeds of the Loan shall be used for the purposes set forth in the earlier provisions of this Agreement. Borrower does not own any margin securities and no portion of any Advance or any of the Loan will be used for the purpose of reducing or retiring any indebtedness which was originally incurred by Borrower to purchase any margin securities, and neither the making of any and all Loan and Advances nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

Article 7
    REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that, so long as credit remains available to the Borrower or there is any outstanding balance due under the Note as secured by the Loan Documents:

(a)    Borrower and each Guarantor, as applicable, have the power to engage in all the transactions contemplated by this Agreement and have full power, authority and legal right to execute and deliver, and to comply with their respective obligations under the Loan Documents, which documents constitute the valid and legally binding obligations of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms.

(b)    To the best of its knowledge and belief, there is no suit, action, or proceeding pending or threatened against or affecting Borrower or any Guarantor, before or by any court, administrative agency or other Governmental Authority which brings into question the validity of the transactions contemplated hereby or would interfere with the ability of Borrower or any Guarantor to comply with the terms hereof.

(c)    Borrower and the Corporate Guarantor are in good standing under the laws of the State of Texas. Borrower, prior to Closing, will deliver to Lender: (i) resolutions certified as true by the secretary or member, as applicable, of Borrower and the Corporate Guarantor authorizing Borrower's and the Corporate Guarantor’s participation in connection with the transactions contemplated herein and execution of the Note, the Guaranty, the Security Agreement and related Loan Documents; (ii) incumbency certificate of Borrower and the Corporate Guarantor; (iii) certified copies of the Articles of Incorporation and By-laws of the Borrower and the Corporate Guarantor; and (iv) Certificate of Good Standing for Borrower and the Corporate Guarantor.

(d)    Except as otherwise disclosed on Exhibit "A" appended hereto and made a part hereof, during the one (1) year period preceding the date of Closing, the Borrower has not been known as or used any corporate of fictitious names other than the corporate name of the Borrower on the Closing date. All trade names or styles under which the Borrower sells inventory or equipment or creates Receivables or to which instruments in payment of Receivables are made payable, are set forth on Exhibit "A".

(e)    The Borrower owns or possesses all intellectual property required to conduct its businesses as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others.

(f)     Borrower is Solvent after giving effect to the transactions contemplated by the Loan Documents.

(g)     Neither the execution nor delivery of any of the Loan Documents, nor any other document relating hereto, will conflict with or result in a breach of any of the provisions of the Charter, Articles of Incorporation, By-Laws, of Borrower or the Corporate Guarantor or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other Governmental Authority, or of any agreement or other instrument to which Borrower or any Guarantor is a party or by which any of them is bound or constitute a default under any thereof, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower or the Corporate Guarantor, other than those created under this transaction in favor of Lender.

(h)    No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower or the Guarantors of the Loan Documents, or compliance with the provisions hereof or thereof.

(i)    There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantor, overtly threatened against or affecting Borrower or any Guarantor, at law or in equity, or before or by any Federal, State, Provincial, municipal or other Governmental Authority, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which would, in the case of the Borrower, result in any material adverse change in the business, operations, properties or assets or in the financial condition of the Borrower or, in the case of any Guarantor, materially adversely affect its ability to perform under the Loan Documents. Neither the Borrower nor the Guarantors are in default with respect to (a) any judgment, order, writ, injunction or decree or (b) any rule or regulation of any court or Federal, State, Provincial, municipal or other Governmental Authority, which would have a material adverse effect on its business, properties or condition (financial or otherwise).

(j)    Subject to any limitation stated thereon or by Borrower or any Guarantor in writing, all balance sheets, earnings statements and other financial data which have been or shall hereafter be furnished to the Lender to induce it to enter into this Agreement or otherwise in connection herewith, do or will fairly represent the financial condition of the Borrower and the Guarantors as of the dates and the results of their operations for the period for which the same are furnished to the Lender and have been or will be prepared in accordance with Lender's requirements, and that all other information, reports and other papers and data furnished to the Lender are or will be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter. There are no material liabilities of any kind of the Borrower or the Guarantors as of the date of the most recent financial statements which are not reflected therein. There have been no materially adverse changes in the financial condition or operation of the Borrower or any Guarantor since the date of such financial statements.

(k)    Borrower will pay all obligations, including tax claims, when due, except such as the Borrower contests in an appropriate proceeding, in which event Borrower shall furnish to Lender, if requested, a bond or other security satisfactory to Lender in an amount sufficient to protect Lender and its interest herein.

(l)    There is no default on the part of Borrower or any Guarantor under this Agreement, the Note, the Security Agreement, the Guaranty or any of the other Loan Documents.

(m)    The Borrower hereby agrees to indemnify and defend the Lender and to hold the Lender harmless of and from any and all claims for broker's or finder's fees or commissions in connection with the Loan, and agrees to pay all expenses (including but not limited to attorney's fees and expenses) incurred by the Lender in connection with the defense of any action or proceeding brought to collect any such fees and commissions, or otherwise relating to any such broker's claims resulting from or arising out of any claim that the Borrower consulted, dealt or negotiated with the person or entity making such brokerage claim.

(n)    Each Plan, pension, profit sharing or other employee benefit plan, maintained by Borrower is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto. The Borrower has filed all material reports required to be filed by ERISA, the Code, and such rules and regulations. In addition, any qualified Plans subject to the minimum funding standards, do not, as of the date hereof, have a funding deficiency, as defined by ERISA. No Reportable Event material in relation to the business operations, property, financial or other conditions of the Borrower has occurred with respect to any Plan. No tax penalty nor other liability in the aggregate material in relation to business operations, property, or financial conditions of the Borrower has been assessed against the Borrower with respect to a Plan.

(o)    Borrower has filed or caused to be filed all tax returns, which to the knowledge of the Borrower, are required to be filed, and has fully paid all taxes shown to be due and payable on said returns or any assessments made against it or its property, and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority. No tax liens have been filed and, to the knowledge of Borrower, no claims are being made or may hereafter be asserted with respect to any such taxes, fees or other charges except for (i) those, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Generally Accepted Accounting Principles have been provided on the books of Borrower; and (ii) such failures to file or pay such tax liens or claims as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, property or financial or other condition of the Borrower, and can not reasonably be expected to have an adverse effect on the ability of the Borrower to perform any of its obligations in any material respect under this Agreement, the other Loan Documents, or under any other contractual obligation.

(p)    All copies of all documents, reports, and statements heretofore furnished by or on behalf of Borrower and the Guarantors, or in connection with this Agreement, to the Lender are, and those delivered subsequent to the date hereof will be, true and correct copies of the originals of such documents, reports and statements. All matters stated or certified in any written statement, certificate, report or other writing heretofore furnished pursuant to this Agreement by or on behalf of the Borrower and the Guarantors to the Lender are, and all matters stated or certified subsequent to the date hereof will be, true and correct as of the date stated or certified. All such documents, reports, statements, writings and certifications shall be in form and detail satisfactory to the Lender.

(q)    The Borrower and the Guarantors own or lease all of their properties and assets reflected on the balance sheets referred to in Article 7, Subsection (j) hereof.

(r)    All of the properties and assets of the Borrower set forth in Article 7, Subsection (q) are free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, excepting as set forth in the Security Agreement.

(s)    The Borrower and the Guarantors are not in default in the performance, observance of fulfillment of any of the obligations, covenants or conditions contained in any lease for real or personal property, which would have a material adverse affect on their businesses and all such leases are valid and existing and in full force and effect.

(t)    Borrower and the Corporate Guarantor, as applicable, are the sole and absolute owners of the Collateral (as defined in the Security Agreement) free of all security interests or other encumbrances or claims whatsoever, except as set forth in the Security Agreement, and have full right to pledge, assign and deliver the Collateral to Lender.

(u)    Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940 and any amendments thereto.

(v)    None of the employees of the Borrower or any of its subsidiaries are subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending, or, to the best knowledge of the Borrower, threatening the Borrower or any of its subsidiaries, or between the Borrower (or any of its subsidiaries) and any of their employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the Borrower.

    Article 8
    COVENANTS OF BORROWER

8.1    Compliance with Laws. Borrower shall do, or cause to be done, all of the things necessary to preserve, renew and keep in full force and effect, its corporate existence and its rights, licenses, franchises and permits and shall comply with all laws applicable to it, operate its business in a proper and efficient manner, and substantially as presently operated or proposed to be operated, and at all times shall maintain, preserve and protect all franchises and trade names and preserve all property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make or cause to be made any needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
8.2    Liens and Assessments. Borrower shall properly pay and discharge (a) all taxes, assessments and governmental charges upon or against Borrower or its assets prior to the date on which penalties are attached thereto, unless, and to the extent, such taxes are being diligently contested in good faith by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Borrower, unless and to the extent only that the same are transferred to bond, being diligently contested in good faith, and by appropriate proceedings and appropriate reserves therefor have been established.

8.3    Insurance Requirements. The Borrower and each Corporate Guarantor shall, at its expense, comply with all of the insurance requirements set forth in this Agreement and the Security Agreement throughout the term of the Loan.

8.4    Indemnity. The Borrower shall indemnify, defend and save harmless Lender from any and all loss or damage of whatsoever kind and from any suits, claims, or demands, including, without limitation, Lender's reasonable legal fees and expenses, at all trial and appellate levels, on account of any matter or thing arising out of this Agreement or in connection herewith, or on account of any act or omission to act by Borrower in connection with this Agreement and the Loan. The Borrower agrees to pay any and all taxes (other than taxes on or measured by net income of Lender) incurred or payable in connection with the execution and delivery of this Agreement and all Loan, as well as all costs and expenses (including attorneys' fees) incurred by Lender in enforcing this Agreement. Such obligation shall survive repayment of the Loan.

8.5    Actions Against Borrower. The Borrower shall promptly notify the Lender upon the commencement of any action, suit or claim or counter-claim or proceeding against or investigation of Borrower (except when such alleged liability is fully covered by insurance).

8.6    Guarantor Financial Statements. The Individual Guarantor shall deliver to Lender an annual statement of financial condition annually with the delivery of this tax returns, or as required by bank policy of Lender, in form and content satisfactory to Lender in its sole discretion. The Corporate Guarantor shall deliver to Lender annual audited financial statements throughout the term of the Loan, within seventy-five (75) days after the end of each fiscal year. In addition, such other financial information relating to the Borrower and each Guarantor, as Lender may reasonably require during the term of the Loan, shall be submitted upon request. All financial statements shall be in such form and contain such content as shall be approved by Lender, in its sole and absolute discretion.

8.7    Tax Returns. Borrower and each Guarantor shall deliver to Lender, within fifteen (15) days of the timely filing of the same, complete copies of federal and state tax returns, as applicable, of Borrower and each Guarantor, together with all schedules and attachments thereto, including, without limitation, K-1 Schedules; provided, however if an extension is filed by Borrower or any Guarantor, Borrower and/or such Guarantor shall provide to Lender a copy of such extension within thirty (30) days of the due date of the tax return and the applicable tax return must be submitted to Lender no later than within fifteen (15) days of the extension due date and in any event no later than July 31 of each year for the Borrower and the Corporate Guarantor and no later than October 30 of each year for the Individual Guarantor.

8.8    Global Debt Service Coverage. Borrower and the Corporate Guarantor shall maintain a debt service coverage (“Debt Service Coverage Ratio”) on a global basis of not less than 1.40X at all times throughout the term of the Loan, to be reviewed annually. The determination of the Debt Service Coverage Ratio shall be made annually by Lender, based upon the 10-K filing of the Borrower and the Corporate Guarantor during the term of the Note (commencing December, 2023). In the event the Debt Service Coverage Ratio falls below 1.40X, Borrower must provide, within thirty (30) days after notice from Lender, a pledge of additional collateral acceptable to Lender (in its sole and absolute discretion) and/or reduce the outstanding principal balance of the loans outstanding from Lender to Borrower, to an amount sufficient to bring the Debt Service Coverage into compliance with the required 1.40X Debt Service Coverage Ratio.

8.9    Depository Relationship; Borrower Liquidity. Borrower shall establish and maintain a satisfactory depository and banking relationship with Lender, which shall include all operating accounts with respect to Borrower and the Leases and the Properties throughout the term of the Loan. The representations and warranties set forth in this paragraph are important factors and material inducement to Lender in establishing the terms and conditions of the Loan, including the interest rate of the Note. Borrower shall maintain minimum liquid assets with Lender in an amount of not less than $3,000,000.00 during the term of the Loan, which will be tested annually by Lender.

8.10    Minimum Tangible Net Worth. Borrower shall at all times maintain a tangible net worth of not less than $20,000,000.00. Such financial covenant will be tested annually during the term of the Loan, based on the Borrower’s annual financial statement.

8.11    Audit. Upon request and reasonable notice by Lender, not more that once in any twelve (12) month period, Borrower shall permit any representative of Lender at any reasonable time during business hours, to inspect, audit and examine all financial books and records of Borrower, provided that if any event of default occurs (which is not cured within any applicable grace or cure period) Lender may conduct such inspections as frequently as Lender reasonably requests. Any inspections, audits or examination of financial books and records conducted by Lender shall be at Borrower’s expense if here has been an Event of Default, (not cured within any applicable cure period) or in the event that such examination results in a determination that there is a material discrepancy in such financial records.

8.12    Maintenance as Public Company. The Corporate Guarantor shall at all times during the term of the Loan remain a publicly traded company. Borrower and the Corporate Guarantor shall take any and all actions necessary to ensure that the Corporate Guarantor remains a publicly traded company listed on the NASDAQ Exchange.

8.13    Subordinate Financing. Borrower shall not, without Lender’s consent, undertake additional financing to be secured by any lien or security interest on the Collateral or any portion thereof or any additional financing on any other real or personal property encumbered in favor of Lender to secure the Loan or incur any other additional indebtedness except that Borrower may obtain additional financing to up a maximum of $18,000,000.00 of new debt per year, to permit Borrower to build up to three (3) new “Bombshell Restaurants” Borrower may incur debt in connection with the acquisition of operating clubs, so long as such acquisitions are maintained at not greater than 5.0x EBITDA inclusive of the value of the real estate. Any acquisition of new properties greater than 5.0x EBITDA which includes new indebtedness require the approval of Lender; or Additionally, Borrower may incur debt in connection with the acquisition of operating clubs, so long as such acquisition is accretive to earnings in the first year.

8.14    Dividends and Distributions. Borrower and Corporate Guarantor shall not pay out any dividends or distributions; provided that, the Corporate Guarantor shall be permitted to continue to pay its current dividend in the amount of $0.04 per share per quarter ($.16 per year) unless the Debt Service Coverage Ratio falls below 1.40X for three (3) consecutive quarters, in which event the foregoing dividend distributions shall be suspended until such time as the 1.40X Debt Service Coverage Ratio is achieved.

8.15    Estoppel. The Borrower, within ten (10) days after written request from the Lender, will furnish a written statement in form satisfactory to the Lender, duly acknowledged: (i) setting forth the unpaid principal balance of, and the interest and other sums due on, the Indebtedness evidenced by the Note and/or secured by any of the other Loan Documents; (ii) stating whether or not any offsets or defenses exist against the payments due under the Note or any of the other Loan Documents; (iii) stating the current maturity date of the Note; and (iv) setting forth such other information as the Lender may request from time to time.

8.16    Change Notifications. The Borrower shall notify the Lender immediately of any change in the name of the Borrower or any Corporate Guarantor, the principal place of business of the Borrower or any Corporate Guarantor, the office where the books and records of the Borrower or any Corporate Guarantor are kept or any change in the registered agent of the Borrower or any Corporate Guarantor for the purpose of service of process.

8.17    Use of Funds. The Borrower shall use the funds borrowed by the Borrower under this Agreement solely for the purposes set forth in this Agreement.

Article 9
    EVENTS OF DEFAULT

9.1    Events of Default. Each of the following is an Event of Default hereunder:

(a)    If Borrower fails to pay any installment of interest or principal due under the Note within the grace period, if any, therein set forth; or

(b)    If there occurs any default under any other term of this Agreement, the Note, the Security Agreement, or any of the other Loan Documents relating hereto or thereto which is not cured within any applicable cure period; if the default or breach is in the nature of a nonmonetary default, Borrower shall have a period of thirty (30) days after written notice from

Lender to cure such default; provided, however, if the nature of the default or breach is such that the same cannot be reasonably cured within a thirty (30) day period and Borrower commences such cure within such thirty (30) days, then such cure period shall be extended for a period not to exceed sixty (60) days from the date of the delivery of the notice of default if Borrower is proceeding with reasonable diligence to cure the same; or
(c)    If any representation or warranty of Borrower hereunder shall prove to be incorrect in any material respect; or

(d)    The injury, loss, damage, destruction, condemnation or other act of eminent domain affecting all or a substantial part of any Collateral which would have a materially adverse effect on the financial condition or operation of Borrower; or

(e)    Borrower or Guarantor: (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the United States Bankruptcy Code or any similar law or regulation, federal or state, relating to any relief for debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (iii) suspends payment of its obligations or takes any action in furtherance of the foregoing; or (iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Borrower or Guarantor for all or any part of any collateral or other assets of such party, or either; or (v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as bankrupt or insolvent, or is subject to reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereinafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within sixty (60) days from entry; or (vi) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner; or

(f)    A final judgment is entered against Borrower or Guarantor, that (i) has a material effect upon the business, operations, properties, or assets of Borrower, in Lender’s reasonable judgment, or (ii) adversely affects, or may adversely affect, the validity, enforceability or priority of the lien or security interest created by the Security Agreement or any other Loan Document, in Lender's reasonable judgment, or both; or

(g)    There shall have occurred any material adverse change in the financial condition of Borrower or any Guarantor; or

(h)    If Borrower fails to duly and promptly observe, perform and discharge any covenant, term, condition or agreement contained in this Loan Agreement or violates any negative covenant contained herein and such failure or violation is not curable, or if a covenant, term, condition or agreement requiring the payment of money is not cured within ten (10) days, or if such default is non-monetary and curable continues for a period of thirty (30) days after written notice thereof from Lender to Borrower; provided however, if the nature of the default or breach is such that the same cannot be reasonably cured within a thirty (30) day period and Borrower commences such cure within such thirty (30) days, then such cure period shall be extended for a period not to exceed sixty (60) days from the date of the delivery of the Notice of Default if Borrower is proceeding with reasonable diligence to cure the same; or

(i)    If Borrower fails to pay all Impositions when due, except such as Borrower contests, in good faith, by an appropriate proceeding, in which event Borrower shall furnish to Lender, if requested, a bond or other security satisfactory to Lender in an amount sufficient to protect Lender and its interest in the Property; or

(j)    Any federal, state or local tax lien or any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Borrower or the Collateral and is not removed by payment or transferred to substitute security in the manner provided by law, within thirty (30) days after it is recorded in accordance with applicable law or is not contested by Borrower in the manner permitted by the Security Agreement; or

(k)    Dissolution of the Corporate Guarantor, or any default in the payment or performance of any obligation of Guarantor arising under the applicable Guaranty or pursuant to any other Loan Document; or

(l)    Borrower shall cease to exist or shall be dissolved or terminated and is not reinstated or shall sell all or substantially all of its assets; or

(n)    Except as set forth in this Agreement, if without the prior written consent of Lender, which consent shall be in Lender's sole and absolute discretion, any interest in Borrower is issued, sold, transferred, assigned, conveyed, mortgaged, pledged or otherwise disposed of, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or

(o)    Except as set forth herein, any sale, conveyance, transfer, assignment, or other disposition of all or any part of any Collateral; or

(p)    Any statement or material representation of Borrower or Guarantor contained in the Loan application or any financial statements or other materials furnished to Lender or any other lender prior or subsequent to the making of the Loan secured hereby are discovered to have been false or incorrect or incomplete in any material respect when made; or

(q)    Any default (after expiration of applicable cure or grace periods, if any) by Borrower under any other documents or instruments evidencing any other loans by Lender to Borrower (or by Lender to Guarantor) or in any mortgages or deeds of trust or other collateral documents securing such loans including without limitation, the following Promissory Notes executed by Borrower in favor of Lender and the documents securing each (the “other Loans”): (i) that certain Consolidated, Amended and Restated Promissory Note dated as of September 30, 2021 in the principal amount of $99,145,838.22 and (ii) that certain Promissory Note dated January 25, 2022 in the principal amount of $18,740,000.00.

Article 10
    SET-OFFS

In addition to any other rights the Lender may have at law or in equity, if Borrower becomes insolvent howsoever evidenced, or any Event of Default occurs and is continuing, any indebtedness from the Lender to Borrower, and any other property of Borrower held by the Lender, may be set-off and applied towards the payment of the Indebtedness of the Borrower under this Agreement (including, but not limited to, all Indebtedness evidenced by the Note) to the Lender, including, without limitation, any note payable to the Lender, whether or not such Indebtedness of the Borrower to the Lender on such note or any part thereof shall then be due.

Article 11
    LENDER'S REMEDIES IN EVENT OF DEFAULT

11.1    Upon the occurrence of any Event of Default, the Lender shall be entitled to all of its rights and remedies hereunder, at law or in equity and under the Loan Documents, including, without limitation, the right to declare the outstanding principal balance of the Note, the accrued interest thereon, and all other obligations of the Borrower to the Lender under this Agreement, the other Loan Documents or otherwise to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, and the Lender's obligation to make any additional Advances hereunder shall be permanently terminated.

11.2    Upon the happening of any Event of Default, Lender's rights and remedies with respect to the Collateral shall be those of a secured party under the Uniform Commercial Code-Secured Transactions as adopted by the State of Texas (the "UCC") and any other applicable jurisdiction in which the Collateral is located from time to time in effect, and Lender may exercise any or all of such rights and remedies. Lender shall also have and may exercise any additional rights granted herein and in any other agreement now or hereafter in effect between Borrower and Lender.

11.3    Lender may proceed directly against each Guarantor, with or without exercising its rights against the Borrower, and obtain judgments against each Guarantor.

11.4    All of the remedies herein given to Lender or otherwise available to it shall be cumulative and may be exercised concurrently. Failure to exercise any of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies which shall be vested in Lender by this Agreement or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein; but no such waiver shall extend to any subsequent condition or default or impair any right consequent thereon.

Article 12
    DUE ON DEMAND

    Notwithstanding anything to the contrary set forth herein, in the Note or in any other Loan Document, the entire outstanding principal balance and all accrued and unpaid interest under the Loan, together with all other applicable fees and charges, shall be due and payable in full UPON DEMAND.
IT IS AGREED, ACKNOWLEDGED AND UNDERSTOOD THAT NOT-WITHSTANDING THE EXISTENCE OF DEFAULTS, EVENTS OF DEFAULTS, WARRANTIES, REPRESENTATIONS AND COVENANTS SET FORTH IN THIS AGREEMENT AND THE LOAN DOCUMENTS THAT THE LOAN SHALL BE DUE AND PAYABLE IN FULL AT THE TIME OF DEMAND.

Article 13
    TAX INDEMNIFICATION

Borrower hereby agrees to and does hereby indemnify, defend and hold harmless Lender of and from any and all liability in connection with payment of any and all intangible, documentary stamp, transfer, recording and other taxes due and owing to the State of Florida, and all other applicable jurisdictions in connection with the execution, delivery and/or enforcement of this Agreement, the Note, the Security Agreement, the Guaranty and all associated Loan Documents, together with all penalties and interest associated therewith, if any. Accordingly, Borrower does hereby authorize Lender to reimburse itself for any such taxes that Lender pays upon behalf of Borrower from the proceeds under the Note, in the event Lender, at any time, in its sole discretion, deems it necessary to pay such taxes, together with any penalties and interest associated therewith. This indemnification shall survive repayment of the Loan.

Article 14
    MISCELLANEOUS

14.1    Verification of Facts. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

14.2    No Levy or Attachment. No part of the Loan will be, at any time, subject or liable to attachment or levy at the suit of any creditor of Borrower or of any other interested party, or at the suit of any contractor, subcontractor, sub-subcontractors or materialman, or any of their creditors.

14.3    Severability. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly, and if any clause or provision herein contained operates or would operate to invalidate this Agreement in part, then the invalid part of said clause or provisions only shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

14.4    Waiver. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver, and shall never be construed as such, and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated except by instrument in writing, signed by the parties hereto.

14.5    Entire Agreement. This Agreement and the documents expressly referred to herein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing duly executed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

14.6    No Violation. Anything in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

14.7    Notices. All notices given hereunder shall be in writing and addressed as follows:

(a) Lender	Centennial Bank 2101 W. Commercial Blvd., Suite 5000 Fort Lauderdale, Florida 33309 Attn: Michael W. Barnett, Vice President

with copy to:	Mark R. Wysocki, Esq. Mombach, Boyle, Hardin & Simmons, P.A. 100 NE Third Avenue., Suite 1000 Fort Lauderdale, Florida 33301

(b) Borrower:	RCI Holdings, Inc. 10737 Cutten Road Houston, Texas 77066 Attn: Eric Langan

with copy to:	Robert D. Axelrod, Esq. Axelrod & Smith 1502 Augusta Dr., Suite 320 Houston, Texas 77057

14.8    Reproduction of Documents. This Agreement, the Loan Documents and all other documents relating hereto or thereto may be reproduced by the Lender, and, the Lender may destroy any original documents so reproduced. The Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any jurisdiction or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Lender in the regular course of business) and that any enlargement, facsimile, or further reproduction of said document shall likewise be admissible in evidence.

14.9    No Partnership or Control. In no event shall the Lender's rights hereunder or under any of the Loan Documents grant the Lender the right to or be deemed to indicate that the Lender is in control of the business, management or properties of the Borrower, or has power over the daily management functions and operating decisions made by the Borrower. The Lender is the Lender only and shall not be considered a shareholder, joint venturer or partner of the Borrower.

14.10    Headings. The headings preceding the text of the sections of this Agreement are used solely for convenience of reference and shall not affect the meaning, construction, or effect of this Agreement.

14.11    Assignment or Participation by Lender. Lender shall have the right at any time to convey or assign the Loan or any portion thereof, and Lender is hereby authorized to release all financial information of the Borrower to said assignee.

14.12    No Assignment by Borrower. Borrower shall not assign this Agreement without the prior written consent of Lender, and any assignment in violation hereof shall be of no force and effect and shall constitute an Event of Default herein. Subject to the previous sentence, this

Agreement shall extend to and bind the parties hereto, and their respective successors and assigns.

14.13    Survival of Representations and Warranties. Except as otherwise noted herein, all covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the respective dates of effectiveness thereof and shall continue in full force and effect so long as the Loan Documents, or any of them, remain in effect or any of the obligations evidenced thereby are outstanding and unpaid.

14.14    Conflicts. In the event of any conflict, inconsistency or ambiguity between the provisions of this Agreement and the provisions of the Note, the Security Agreement, the Guaranty or any other Loan Documents, the provisions of this Agreement shall control and prevail.

14.15    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Any term used herein shall be equally applicable to both the singular and plural forms.

14.16    Expenses. Borrower will pay all reasonable out-of-pocket expenses incurred by Lender in connection with the preparation of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), the making of the Loan, the enforcement and protection in any legal or equitable proceeding of the rights of the Lender in connection with the Loan Documents, and in connection with any action or claim under the Loan Documents including the Note, or in any way related thereto, including, without limitation, the reasonable fees and disbursements of counsel of the Lender.

14.17    No Usury. It is the intention of the parties hereto to comply with the usury laws of applicable governmental authorities; accordingly, it is agreed that, notwithstanding any provision to the contrary in the Note, this Loan Agreement or any of the other documents securing payment thereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. In determining the maximum rate allowed, Lender may take advantage of any state or federal law, rule or regulation in effect from time to time which may govern the maximum rate of interest which may be charged. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Note, this Loan Agreement or in any of the other documents securing payment thereof or otherwise relating hereto, then in such event: (a) the provisions of this paragraph shall govern and control; (b) the Borrower nor its heirs, personal representatives, successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law; (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Note or refunded to Borrower; and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws.

14.18    Waiver. The Borrower hereby waives any right to require a proceeding first against any other party providing collateral, or to exhaust any security for the performance of the Indebtedness. The Borrower further covenants that no security now or subsequently held by the Lender for the payment of the Indebtedness evidenced by the Note made by Borrower under this Agreement, or for the payment of any other Indebtedness of Borrower to the Lender under this Agreement or the other Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Lender in respect of such security (excluding fraud, gross negligence or willful misconduct), shall affect in any manner whatsoever the unconditional obligation of the Borrower under this Agreement and the Note, and the Lender may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of the Borrower under this Agreement and the Note.

Without limiting the generality of the foregoing, such obligations, and the rights of the Lender to enforce the same, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrower or others, or (ii) any change in the ownership of any of the capital stock of the Borrower or any other party providing collateral for any of the Indebtedness, or any of their respective affiliates.

The Borrower hereby waives to the fullest extent possible under applicable law:

(a)     any defense based upon the doctrine of marshaling of assets or upon an election of remedies by the Lender, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

(b)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; and

(c)    any other event or action (excluding the Borrower's compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement, the Note or any other Loan Documents.

14.19    Indemnification. The Borrower shall indemnify, defend and hold harmless the Lender, and its directors, officers, employees and agents against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which it may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the Note, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder.

14.20    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal statutes and laws of the State of Florida (other than with respect to conflicts of laws), but giving effect to federal laws applicable to national banks to the extent applicable, except as required by mandatory provisions of laws.

    14.21    Patriot Act. “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

Borrower shall use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, including those relating to money laundering and terrorism. Lender shall have the right, but not the obligation, to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Security Agreement and shall be immediately due and payable.

Borrower is not now, nor has ever been (i) listed on any Government Lists, (ii) a Person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC"), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in "Government Lists", or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Government Lists".

14.22    THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS SITTING IN BROWARD COUNTY, FLORIDA AND PALM BEACH COUNTY, FLORIDA, AT LENDER'S SOLE OPTION, AND AGREES THAT ALL SUMMONS AND OTHER COURT PROCESS ISSUED BY SAID COURTS MAY BE SERVED UPON THE BORROWER, WITHIN OR OUTSIDE OF SAID COURTS' TERRITORIAL JURISDICTION, BY MAILING THE SAME, BY REGISTERED OR CERTIFIED MAIL, OR BY PERSONAL SERVICE, TO THE BORROWER AT ITS ADDRESS SPECIFIED HEREIN.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NO SUIT OR ACTION SHALL BE COMMENCED BY BORROWER, OR BY ANY SUCCESSOR, PERSONAL REPRESENTATIVE OR ASSIGN OF BORROWER, WITH RESPECT TO THE LOAN, THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OTHER THAN IN A STATE COURT OF COMPETENT JURISDICTION IN AND FOR BROWARD OR PALM BEACH COUNTY, FLORIDA, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN THE UNITED STATES IN WHICH THE PRINCIPAL PLACE OF BUSINESS OF THE LENDER IN THE STATE OF FLORIDA IS SITUATED, AND NOT ELSEWHERE. NOTHING CONTAINED IN THIS PARAGRAPH SHALL PROHIBIT THE LENDER FROM INSTITUTING SUIT IN ANY COURT OF COMPETENT JURISDICTION FOR THE ENFORCEMENT OF ITS RIGHTS HEREUNDER, IN THE NOTE, IN THE SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT.

WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER

MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED OR TO BE EXECUTED IN CONJUNCTION HEREWITH, UNDER ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN ACCEPTING THIS AGREEMENT, AND, THAT THE LENDER WOULD NOT HAVE ACCEPTED THIS AGREEMENT WITHOUT THIS JURY TRIAL WAIVER, AND, THAT THE UNDERSIGNED HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY REGARDING THIS JURY TRIAL WAIVER, AND, UNDERSTANDS THE LEGAL EFFECT OF THIS JURY TRIAL WAIVER.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

RCI HOLDINGS, INC., a Texas corporation

                        By:    /s/ Eric Langan
                         Eric Langan, President

LENDER:

CENTENNIAL BANK

By:    /s/ Michael Barnett
                 Michael W. Barnett, Vice President

N:\Centennial\RCI $10MM Revolver (1343-11-014)\Loan Docs\Loan Agreement-2.doc

[SIGNATURE PAGE TO LOAN AGREEMENT]

EXHIBIT “A”
Fictitious or Other names